Exhibit 99.1

Press Release

Contacts:
Jay Bullock	Matt Coyle
Chief Financial Officer	VP, Investor Relations
441.278.3727	617.235.6147

ARGO GROUP ANNOUNCES 2012 SECOND QUARTER AND SIX MONTH RESULTS

HAMILTON, Bermuda (Aug. 6, 2012) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and six months ended June 30, 2012.

"It was another solid quarter in terms of profits and growth,” said Argo Group CEO Mark E. Watson III.  “Each of our four business segments generated top line growth in the quarter and three of our four businesses reported an underwriting profit.  It’s good to be heading in the right direction.”

HIGHLIGHTS FOR THE SECOND QUARTER ENDED JUNE 30, 2012:
●	Gross written premiums were $474.2 million, an increase of $67.5 million or 16.6% over the second quarter of 2011.
●	Pre-tax income was $25.0 million compared to $30.7 million in the second quarter of 2011.
●	Pre-tax operating income1 was $17.9 million compared to pre-tax operating income1 of $2.6 million in the second quarter of 2011.
●	Net income was $24.0 million or $0.92 per diluted share compared to net income of $21.6 million or $0.78 per diluted share in the second quarter of 2011.
●	Net operating income1 per diluted share was $0.55 compared to net operating income1 per diluted share of $0.08 in the second quarter of 2011.
●	Estimated pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, were $3.9 million compared to $31.9 million in the second quarter of 2011.
●
The combined ratio was 102.5% compared to 109.3% in the second quarter of 2011.  The combined ratio was negatively impacted by 1.5 and 11.7 loss ratio points, respectively, for the first three months of 2012 and 2011.

●	Book value per share (BVPS) was $58.74 at June 30, 2012, an increase of 5.6% from $55.60 at Dec. 31, 2011.

1 – Results are before net realized investment gains (losses) and foreign currency exchange (gains) losses.

Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

-more-

HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2012:
●	Gross written premiums were $870.5 million, an increase of $116.0 million or 15.4% over the first six months of 2011.
●	Pre-tax income was $53.1 million compared to a pre-tax loss of $66.0 million for the first six months of 2011.
●	Pre-tax operating income1 was $35.8 million compared to a pre-tax operating loss1 of $86.8 million for the first six months of 2011.
●	Net income was $43.6 million or $1.66 per diluted share compared to a net loss of $72.5 million or $2.64 per diluted share for the first six months of 2011.
●	Net operating income1 per diluted share was $1.09 compared to a net operating loss1 per diluted share of $2.69 for the first six months of 2011.
●	Estimated pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, were $8.0 million compared to $144.9 million for the first six months of 2011.
●
The combined ratio was 102.9% compared to 126.8% for the first six months of 2011. The combined ratio was negatively impacted by 1.5 and 27.2 loss ratio points, respectively, for the six months ended June 30, 2012 and 2011.

1 – Results are before net realized investment gains and foreign currency exchange (gains) losses.

OTHER QUARTER HIGHLIGHTS:
●
During the second quarter, Argo Group repurchased $17.4 million or 602,046 shares of its outstanding common stock at an average share price of $28.76.  During the first six months of 2012, the company repurchased $27.4 million or 940,922 shares of its outstanding common stock, which represents 3.6 % of shares outstanding at Dec. 31, 2011.

FINANCIAL RESULTS

For the three months ended June 30, 2012, Argo Group reported net income of $24.0 million or $0.92 per diluted share.  In the second quarter of 2012, the company produced net operating income after tax of $14.3 million or $0.55 per diluted share.  These results were impacted by second quarter 2012 pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $3.9 million.  By comparison, the second quarter of 2011 produced net income of $21.6 million or $0.78 per diluted share.  In the second quarter of 2011, the company produced net operating income after tax of $2.2 million or $0.08 per diluted share.  Second quarter 2011 results were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $31.9 million. The difference between net income and net operating income for the three months ended June 30, 2012, reflects $2.7 million of pre-tax realized investment losses associated with the company’s investment portfolio and a $9.8 million pre-tax foreign currency exchange gain. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended June 30, 2012 was favorable prior year loss development of $4.1 million versus favorable prior year loss development of $1.1 million for the three months ended June 30, 2011.

-more-

Gross written premiums for the three months ended June 30, 2012 and 2011 were $474.2 million and $406.7 million, respectively. Total revenue for the three months ended June 30, 2012 and 2011 was $318.0 million and $336.4 million, respectively.  Earned premiums for the three months ended June 30, 2012 and 2011 were $290.2 million and $271.7 million, respectively. Net investment income for the three months ended June 30, 2012 and 2011 was $30.0 million and $32.9 million, respectively.  For the three months ended June 30, 2012, the Company reported net realized investment losses of $2.7 million versus net realized investment gains of $31.5 million for the same three-month period in 2011.

The Argo Group combined ratio for the three months ended June 30, 2012 and 2011 was 102.5% and 109.3%, respectively.  Argo Group’s second quarter 2012 combined ratios for each business segment were as follows: Excess & Surplus Lines at 88.6%; Commercial Specialty at 117.4%; International Specialty at 71.1%; and Syndicate 1200 at 98.9%.

For the six months ended June 30, 2012, Argo Group reported net income of $43.6 million or $1.66 per diluted share.  In the first half of 2012, the company produced net operating income after tax of $28.6 million or $1.09 per diluted share.  Results in the first half of 2012 were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $8.0 million.  By comparison, the first half of 2011 produced a net loss of $72.5 million or $2.64 per diluted share.  In the first half of 2011, the company produced a net operating loss after tax of $73.8 million or $2.69 per diluted share.  Results in the first half of 2011 were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums of $144.9 million. The difference between net income and net operating income for the first half of 2012 reflects $10.4 million of pre-tax realized gains associated with the company’s investment portfolio and a $6.9 million pre-tax foreign currency exchange gain (see the complete reconciliation in the attached tables). Included in the results for the first half of 2012 was favorable prior year reserve development of $7.4 million versus unfavorable prior year reserve development of $3.6 million for the first half of 2011.

Gross written premiums for the first half of 2012 were $870.5 million compared to $754.5 million in the first half of 2011. Total revenue for the first half of 2012 was $641.1 million compared to $633.6 million in the first half of 2011.  Earned premiums for the first half of 2012 were $567.5 million compared to $533.1 million in the first half of 2011.  Net investment income for the first half of 2012 and 2011, respectively, was $61.4 million and $66.3 million.  Net realized investment gains for the six months ended June 30, 2012 and 2011 were $10.4 million and $33.8 million, respectively.

Argo Group's combined ratio for the first half of 2012 was 102.9% compared to 126.8% in the first half of 2011.  The combined ratios for each business segment in the first half of 2012 were as follows: Excess & Surplus Lines at 90.0%; Commercial Specialty at 112.4%; International Specialty at 80.1%; and Syndicate 1200 at 101.0%.

At June 30, 2012, the investment portfolio totaled $4.1 billion with a net pre-tax unrealized gain of approximately $265.4 million.

-more-

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – In the second quarter of 2012, gross written premiums for E&S totaled $143.9 million, resulting in pre-tax operating income of $22.3 million.  This compares to gross written premiums of $131.8 million and pre-tax operating income of $7.5 million in the second quarter of 2011.  The combined ratios for the second quarter of 2012 and 2011 were 88.6% and 104.5%, respectively.  The underwriting results for the three months ended June 30, 2012 include favorable prior year loss development of $12.4 million, compared to favorable prior year loss development of $2.0 million in the second quarter of 2011. The combined ratio for E&S was negatively impacted in the second quarter of 2012 by 2.1 loss ratio points due to $2.1 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same three-month period in 2011 was negatively impacted by 5.4 loss ratio points due to $5.6 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In the first half of 2012, gross written premiums for E&S totaled $251.2 million, resulting in pre-tax operating income of $41.2 million.  This compares to gross written premiums of $240.3 million and pre-tax operating income of $20.5 million in the first half of 2011.  The combined ratios for the first half of 2012 and 2011 were 90.0% and 102.2%, respectively.  The underwriting results in the first half of 2012 include favorable prior year loss development of $21.7 million, compared to favorable prior year loss development of $2.2 million in the first half of 2011.  The combined ratio for E&S was negatively impacted in the first half of 2012 by 1.1 loss ratio points due to $2.2 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same six-month period in 2011 was negatively impacted by 2.7 loss ratio points due to $5.7 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

Commercial Specialty – In the second quarter of 2012, gross written premiums for Commercial Specialty were $92.7 million, resulting in a pre-tax operating loss of $8.8 million.  This compares to gross written premiums of $88.2 million and a pre-tax operating loss of $11.8 million in the second quarter of 2011.  The combined ratios for the second quarters of 2012 and 2011 were 117.4% and 123.8%, respectively.  The underwriting results for the second quarter of 2012 include unfavorable prior year loss development of $13.4 million compared to unfavorable prior year loss development of $2.5 million in the second quarter of 2011.  The combined ratio for Commercial Specialty was negatively impacted in the second quarter of 2012 by 2.3 loss ratio points due to $1.8 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same three-month period in 2011 was negatively impacted by 18.1 loss ratio points due to $14.4 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In the first half of 2012, gross written premiums for Commercial Specialty were $200.4 million, resulting in a pre-tax operating loss of $9.1 million.  This compares to gross written premiums of $183.2 million and a pre-tax operating loss of $6.1 million in the first half of 2011.  The combined ratios for the first half of 2012 and 2011 were 112.4% and 111.7%, respectively. The underwriting results in the first half of 2012 include unfavorable prior year loss development of $18.0 million, compared to unfavorable prior year loss development of $0.8 million in the first half of 2011.  The combined ratio for Commercial Specialty was negatively impacted in the first half of 2012 by 2.6 loss ratio points due to $4.2 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same six-month period in 2011 was negatively impacted by 9.0 loss ratio points due to $14.8 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

-more-

International Specialty – In the second quarter of 2012, gross written premiums for International Specialty were $84.3 million, resulting in pre-tax operating income of $9.6 million.  This compares to gross written premiums of $62.9 million and pre-tax operating income of $2.0 million in the second quarter of 2011.  The combined ratios for the second quarters of 2012 and 2011 were 71.1% and 101.4%, respectively.  The underwriting results for the second quarter of 2012 include favorable prior year loss development of $3.4 million compared to favorable prior year loss development of $1.8 million in the second quarter of 2011. There were no catastrophe losses in the second quarter of 2012.  The combined ratio for the second quarter of 2011 was negatively impacted by 47.3 loss ratio points due to $10.9 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In the first half of 2012, gross written premiums for International Specialty were $141.9 million, resulting in pre-tax operating income of $15.4 million.  This compares to gross written premiums of $130.1 million and a pre-tax operating loss of $50.8 million in the first half of 2011.  The combined ratios for the first half of 2012 and 2011 were 80.1% and 200.6%, respectively.  The underwriting results for the first half of 2012 include favorable prior year loss development of $3.6 million, compared to favorable prior year loss development of $3.8 million in the first half of 2011. The combined ratio for International Specialty was negatively impacted in the first half of 2012 by 3.1 loss ratio points due to $1.6 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.  The combined ratio for the first half of 2011 was negatively impacted by 152.4 loss ratio points due to $78.9 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

Syndicate 1200 – In the second quarter of 2012, gross written premiums for Syndicate 1200 were $153.2 million, resulting in pre-tax operating income of $4.5 million.  This compares to gross written premiums of $123.8 million and pre-tax operating income of $2.9 million in the second quarter of 2011.  The combined ratios for the second quarters of 2012 and 2011 were 98.9% and 102.0%, respectively.  The underwriting results in the second quarter of 2012 include favorable prior year loss development of $1.9 million, compared to unfavorable prior year loss development of $5.5 million in the second quarter of 2011. There were no catastrophe losses in the second quarter of 2012.  The combined ratio for the second quarter of 2011 was negatively impacted by 2.6 loss ratio points due to $1.0 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

In the first half of 2012, gross written premiums for Syndicate 1200 were $276.3 million, resulting in pre-tax operating income of $6.2 million.  This compares to gross written premiums of $200.5 million and a pre-tax operating loss of $44.3 million in the first half of 2011.  The combined ratios for the first half of 2012 and 2011 were 101.0% and 143.4%, respectively.  The underwriting results for the first half of 2012 include favorable prior year loss development of $2.3 million, compared to unfavorable prior year loss development of $11.6 million in the first half of 2011.  There were no catastrophe losses in the first half of 2012.  The combined ratio for the first half of 2011 was negatively impacted by 36.8 loss ratio points due to $45.6 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums.

-more-

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the second quarter of 2012, the Run-off segment produced pre-tax operating income of $1.4 million compared to pre-tax operating income of $6.6 million for the second quarter of 2011.  Run-off results for the second quarter of 2012 include unfavorable prior year loss development of $0.2 million, compared to favorable prior year loss development of $5.3 million in the second quarter of 2011.

In the first half of 2012, the Run-off segment produced pre-tax operating income of $1.0 million compared to pre-tax operating income of $3.8 million in the first half of 2011.  Results for the first half of 2012 include unfavorable prior year loss development of $2.2 million, compared to favorable prior year loss development of $2.8 million in the first half of 2011.

CONFERENCE CALL
Argo Group management will conduct an investor conference call tomorrow on August 7, 2012 starting at 10:30 a.m. EDT (11:30 a.m. ADT).

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can access the call by phone by dialing (888) 713-4215 (pass code: 20440857).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4867 (pass code: 20440857).

To expedite access to the call and minimize hold times, participants can pre-register by visiting www.theconferencingservice.com/prereg/key.process?key=PQQWY9XQJ.

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts through September 30, 2012.  In addition, a telephone replay of the call will be available through August 14, 2012 to callers from inside the U.S. and Canada by dialing (888) 286-8010 (pass code: 27134819).  Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (617) 801-6888 (pass code: 27134819).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

-more-

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2012	2011
	(unaudited)	(as adjusted)
Assets
Total investments	$4,126.1	$4,147.5
Cash and cash equivalents	75.8	100.9
Accrued investment income	30.9	32.3
Receivables	1,408.1	1,453.3
Goodwill and intangible assets	244.5	246.8
Deferred acquisition costs	104.6	101.3
Ceded unearned premiums	214.9	179.4
Other assets	142.1	116.8
Total assets	$6,347.0	$6,378.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,223.1	$3,291.1
Unearned premiums	730.8	658.2
Ceded reinsurance payable	351.0	424.5
Debt	62.8	65.5
Junior subordinated debentures	311.5	311.5
Other liabilities	174.4	164.5
Total liabilities	4,853.6	4,915.3

Total shareholders' equity	1,493.4	1,463.0
Total liabilities and shareholders' equity	$6,347.0	$6,378.3

Book value per common share	$58.74	$55.60

-more-

FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)

Gross Written Premiums	$474.2	$406.7	$870.5	$754.5
Net Written Premiums	361.5	283.3	602.7	527.7

Earned Premiums	290.2	271.7	567.5	533.1
Net Investment Income	30.0	32.9	61.4	66.3
Net Realized Investment (Losses) Gains	(2.7)	31.5	10.4	33.8
Fee Income, net	0.5	0.3	1.8	0.4
Total Revenue	318.0	336.4	641.1	633.6

Losses and Loss Adjustment Expenses	175.8	191.0	341.6	464.8
Other Reinsurance-Related Expenses	6.9	0.4	13.8	0.4
Underwriting, Acquisition and Insurance Expenses	114.6	105.4	228.3	210.5
Interest Expense	5.5	5.5	11.2	10.9
Foreign Currency Exchange (Gain) Loss	(9.8)	3.4	(6.9)	13.0
Total Expenses	293.0	305.7	588.0	699.6

Income (Loss) Before Taxes	25.0	30.7	53.1	(66.0)
Income Tax Provision	1.0	9.1	9.5	6.5
Net Income (Loss)	$24.0	$21.6	$43.6	$(72.5)

Net Income (Loss) per Common Share (Basic)	$0.93	$0.79	$1.68	$(2.64)

Net Income (Loss) per Common Share (Diluted)	$0.92	$0.78	$1.66	$(2.64)

Weighted Average Common Shares:
Basic	25.7	27.3	25.9	27.4
Diluted	26.1	27.7	26.3	27.4

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$143.9	$131.8	$251.2	$240.3
Net Written Premiums	117.7	109.6	206.6	196.5
Earned Premiums	98.5	101.8	194.7	206.3
Underwriting Income (Loss)	$11.3	$(4.7)	$19.5	$(4.8)
Net Investment Income	13.0	14.4	26.0	29.4
Interest Expense	(2.0)	(2.2)	(4.3)	(4.1)
Operating Income Before Taxes	$22.3	$7.5	$41.2	$20.5
Loss Ratio	53.4	69.6	53.8	67.8
Expense Ratio	35.2	34.9	36.2	34.4
GAAP Combined Ratio	88.6%	104.5%	90.0%	102.2%
Commercial Specialty
Gross Written Premiums	$92.7	$88.2	$200.4	$183.2
Net Written Premiums	62.3	58.3	141.0	128.1
Earned Premiums	81.2	73.8	163.2	150.8
Underwriting Loss	$(14.2)	$(17.5)	$(20.2)	$(17.6)
Net Investment Income	7.0	7.1	13.9	14.4
Interest Expense	(1.4)	(1.2)	(2.8)	(2.4)
Fee Expense, net	(0.2)	(0.2)	-	(0.5)
Operating Loss Before Taxes	$(8.8)	$(11.8)	$(9.1)	$(6.1)
Loss Ratio	82.6	88.9	77.5	75.7
Expense Ratio	34.8	34.9	34.9	36.0
GAAP Combined Ratio	117.4%	123.8%	112.4%	111.7%
International Specialty
Gross Written Premiums	$84.3	$62.9	$141.9	$130.1
Net Written Premiums	52.8	32.9	81.7	73.4
Earned Premiums	29.4	25.5	57.4	54.7
Underwriting Income (Loss)	$7.8	$(0.4)	$10.5	$(55.0)
Net Investment Income	2.8	3.1	6.9	5.7
Interest Expense	(1.0)	(0.7)	(2.0)	(1.5)
Operating Income (Loss) Before Taxes	$9.6	$2.0	$15.4	$(50.8)
Loss Ratio	36.0	71.0	43.5	175.2
Expense Ratio	35.1	30.4	36.6	25.4
GAAP Combined Ratio	71.1%	101.4%	80.1%	200.6%
Syndicate 1200
Gross Written Premiums	$153.2	$123.8	$276.3	$200.5
Net Written Premiums	128.6	82.6	172.7	129.3
Earned Premiums	80.4	70.5	151.5	120.9
Underwriting Income (Loss)	$0.9	$(1.5)	$(1.5)	$(52.6)
Net Investment Income	3.7	4.8	7.6	9.0
Interest Expense	(0.8)	(0.9)	(1.7)	(1.6)
Fee Income, net	0.7	0.5	1.8	0.9
Operating Income (Loss) Before Taxes	$4.5	$2.9	$6.2	$(44.3)
Loss Ratio	58.7	59.2	57.7	97.3
Expense Ratio	40.2	42.8	43.3	46.1
GAAP Combined Ratio	98.9%	102.0%	101.0%	143.4%

-more-

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)

Income (Loss) Before Taxes:
From Operations	$17.9	$2.6	$35.8	$(86.8)
Foreign Currency Exchange Gain (Loss)	9.8	(3.4)	6.9	(13.0)
Net Realized Investment (Losses) Gains	(2.7)	31.5	10.4	33.8
Income (Loss) Before Taxes	25.0	30.7	53.1	(66.0)
Income Tax Provision	1.0	9.1	9.5	6.5
Net Income (Loss)	$24.0	$21.6	$43.6	$(72.5)

Net Income (Loss) per Common Share (Diluted)	$0.92	$0.78	$1.66	$(2.64)

After tax net operating income
Operating Income (Loss) Before Taxes	$17.9	$2.6	$35.8	$(86.8)
Income Tax Provision (a)	3.6	0.4	7.2	(13.0)
Net Operating Income (loss) After Tax	$14.3	$2.2	$28.6	$(73.8)

Operating Income (Loss) per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	$0.77	$0.94	$1.62	$(2.05)
Foreign Currency Exchange (Gain) Loss (a)	(0.30)	0.11	(0.21)	0.40
Net Realized Investment Losses (Gains) (a)	0.08	(0.97)	(0.32)	(1.04)

Operating Income (Loss) per Common Share (Diluted)	$0.55	$0.08	$1.09	$(2.69)

(a) At assumed tax rate of 20% for 2012 and 15% for 2011.

# # #